UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON DC, 20549

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FORM 8-K

__________________

CURRENT REPORT

Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported:  April 16, 2007)

________________

INNOPHOS HOLDINGS, INC.

(exact  names of registrants as specified on their charters)

______________________

Delaware (states or other jurisdictions of incorporation)	001-33124 (Commission File numbers)	20-1380758 (IRS Employer Identification Nos.)

259 Prospect Plains Road

Cranbury, New Jersey  08512

(Address of Principal Executive Officer, including Zip Code)

(609) 495-2495

(Registrants' Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.

       The information included in Item 2.03 of this Current Report on Form 8−K is incorporated by reference into this Item 1.01 of this Current Report on Form 8−K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

            (a) On April 16, 2007, the Registrant, or Innophos, issued and sold to qualified institutional buyers relying on Rule 144A  under the Securities Act of 1933, as amended, a total of $66.0 million in principal amount of its 9 ½ % Senior Unsecured Notes due 2012, or the Notes. The Notes were sold  pursuant to a Purchase Agreement dated April 11, 2007, or the Purchase Agreement, between Innophos and Credit Suisse Securities (USA) LLC, or the Initial Purchaser  and issued under the provisions of an Indenture dated as of April 16, 2007, or the Notes Indenture, between Innophos and U.S. Bank National Association, as trustee, or the Trustee.  .

                The following summary description of the Notes and the transaction involving their issuance and sale is qualified in its entirety by the provisions of the Notes Indenture and Purchase Agreement, both of which are filed as exhibits to this report and are herein incorporated by reference:

Issuer	Innophos Holdings, Inc.

Notes Sold

      $66.0 million in aggregate principal amount of Notes denominated as:  9 1/2% Senior Unsecured Notes due 2012. The Notes were issuable initially in minimum denominations of $2,000 and integral multiples of $1,000 in registered global form, with specified exceptions.

Maturity Date	April 15, 2012.

Interest	The Notes accrue interest from the issue date at a rate of 9 1/2% per annum, payable semi-annually in arrears on April 15 and October 15 of each year, commencing October 15, 2007.

Ranking

The Notes are Innophos' unsecured obligations and rank equal in the right of payment with all of Innophos' future unsecured senior indebtedness; and senior to any future subordinated indebtedness of Innophos. The Notes also are effectively subordinated to all existing and future indebtedness of Innophos' subsidiaries, including the existing senior secured credit facilities and any other secured obligations.

Redemption

There is no mandatory redemption or sinking fund required for the Notes prior to payment at maturity.

Innophos may, at its option, redeem some or all of the Notes at any time on or after April 15, 2009, at redemption prices ranging from 102.0 % to 100.0 % depending on the date of redemption.

In addition, at any time prior to April 15, 2009, Innophos may, at its option, redeem some or all of the Notes at an "applicable premium" (the greater of 1.0% of the principal amount or a present value discount calculation provided for in the Notes Indenture including accrued interest to the date of redemption).

Mandatory Repurchase Offer

If Innophos sells certain assets or experiences specific kinds of "changes in control," it must offer to repurchase the notes at 101.0% of the aggregate principal amount of notes repurchased, plus accrued and unpaid interest, if any, to the date of repurchase. Holders of the Notes may, but are not required to, accept the offer to repurchase.

Restrictive Covenants

The Notes Indenture, among other things, restricts the ability of Innophos'  and its "restricted subsidiaries" to: (1) borrow money or incur other indebtedness; (2) incur liens; (3) pay dividends or make other distributions; (4) make other restricted payments and investments; (5) issue preferred stock of subsidiaries; (6) enter into transactions with affiliates; (7) merge or consolidate; (8) transfer or sell assets; and (9) engage in other than permitted business activities.  These covenants, including related definitions, are set forth in detail and are subject to important exceptions and qualifications contained in the Notes Indenture.

Events of Default and Remedies

The Notes Indenture  also sets forth  "events of default," including: (1) default for 30 days in the payment when due of interest on the Notes; (2) default in the payment when due of the principal of, or premium, if any, on, the Notes; (3) failure by Innophos or any of its restricted subsidiaries to comply with specified covenants; (4) failure by Innophos or any of its restricted subsidiaries for 45 days after notice to Innophos by the Trustee or the holders of at least 25% in aggregate principal amount of the Notes to comply with any of the other agreements in the Notes Indenture; (5) default under any mortgage, indenture or instrument under which Innophos or any of its restricted subsidiaries has borrowed money or guaranteed such a borrowing , whether now existing or existing in the future, if that default: (a) is a payment default or (b) results in the acceleration of the debt in question prior to its express maturity, and all similar defaults involving an aggregate of at least $15.0 million; (6) failure by Innophos or any restricted subsidiary to pay final judgments (in excess of amounts that Innophos' insurance carriers have agreed to pay under applicable policies) aggregating in excess of $15.0 million, where the judgments are not paid, discharged or stayed for a period of 60 days; and (7) certain events of bankruptcy or insolvency described in the Notes Indenture involving Innophos or any of its significant restricted subsidiaries.

In the case of an event of default arising from events of bankruptcy or insolvency, all outstanding Notes become due and payable immediately without further action or notice. If any other event of default occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the notes to be due and payable immediately.

No individual or entity connected with Innophos or its subsidiaries has any personal liability on the Notes.

Amendments and Waiver of Notes Indenture

With specific  exceptions, the Notes Indenture or the Notes may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer for, Notes), and any existing default or event of default or compliance with any provision of the Notes Indenture or the Notes may be waived with the consent of the holders of a like majority.

Trustee

U.S. Bank National Association

The Notes Indenture contains provisions regulating the relationships the Trustee can have with Innophos and its affiliates and governing the exercise of the Trustee's powers.

Transfer Restrictions

The Notes were not registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration under the Securities Act and applicable state securities laws or applicable exemptions from registration requirements., Innophos is not required to, and does not intend to, make any offer to exchange the Notes for notes registered under the Securities Act or to otherwise register the Notes for resale under the Securities Act.

Use of Proceeds

The  proceeds from the sale of the Notes, together with cash on hand, were applied to pay expenses and redeem the entire remaining outstanding amount of Floating Rate Senior Notes due 2015 (including the payment of principal, premium and accrued interest) issued by Innophos' wholly-owned subsidiary, Innophos Investments Holdings, Inc. See Item 8.01 of this report.

            The Notes were sold to the Initial Purchaser in accordance with the Purchase Agreement. In that agreement, Innophos and the Initial Purchaser made a number of customary representations, warranties and agreements  to and with each other about the Notes, the manner in which they were being sold and could be resold, the nature of Innophos' business and matters affecting it, and certain other matters .

Item 8.01 Other Items.

                On April 17, 2007, Innophos issued a press release concerning its issuance of the Notes and the use of proceeds from that transaction by its wholly-owned subsidiary, Innophos Investments Holdings, Inc., or Investments, to call for redemption on May 17, 2007 the remaining $60.8million in principal amount of Investments' Floating Rate Senior Notes due 2015, or Floating Rate Notes. In connection with the call, the full amount required for the redemption of the Floating Rate Notes (principal, premium and accrued interest) was irrevocably deposited with the Trustee, satisfying the conditions precedent for releasing and discharging Investments under the terms of the  indenture governing the Floating Rate Notes. The text of the press release is filed with this report as Exhibit 99.1 and is incorporated by reference in response to this item.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

                The following exhibits are filed with this report:

Exhibit No.                       Description

4.1                                           Form of Indenture dated as of April 16, 2007 between Innophos Holdings, Inc. and U.S. Bank National Association

4.2                                           Form of Purchase Agreement dated April 11, 2007 between Innophos Holdings, Inc. and Credit Suisse Securities (USA) LLC

99.1                                         Press release dated April 17, 2007 issued by Innophos Holdings, Inc. relating to issuance of $66.0 million 9.5% Senior Unsecured Notes due 2012 and redemption by Innophos Investments Holdings, Inc. of remaining $60.8 million Floating Rate Senior notes due 2015

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                                                                  INNOPHOS HOLDINGS, INC.

Dated:              April 17, 2007                                             By:  /s/ Mark Feuerbach

                                                                                                Name: Mark Feuerbach

                                                                                                Title:   Vice President -Treasury,  Financial Planning and Analysis